Exhibit 99.1

Antero Midstream and AMGP Announce Effectiveness of Form S-4 Registration Statement Related to Simplification Transaction

DENVER, Jan. 31, 2019/PRNewswire/ — Antero Midstream Partners LP (NYSE: AM) (“Antero Midstream”) and Antero Midstream GP LP (NYSE: AMGP) (“AMGP”) announced today that AMGP’s Registration Statement on Form S-4 relating to the previously announced simplification transaction between the two companies and certain of their affiliates has become effective under the Securities Act of 1933, as amended (the “Securities Act”), as of January 30, 2019, and that AMGP and Antero Midstream have each filed a definitive proxy statement with the U.S. Securities and Exchange Commission (“SEC”) for the separate special meetings of the AMGP shareholders and Antero Midstream unitholders to vote on the transaction.

The special meeting of AMGP shareholders will be held on March 8, 2019, at 9:00 a.m. local time, at 1615 Wynkoop Street, Denver, Colorado 80202. The special meeting of Antero Midstream unitholders will be held on March 8, 2019, at 10:00 a.m. local time, at 1615 Wynkoop Street, Denver, Colorado 80202. All AMGP shareholders and Antero Midstream unitholders of record as of the close of business on January 11, 2019, which is the record date for the special meetings, will be entitled to vote the AMGP common shares and Antero Midstream common units, respectively, owned by them on the record date.

AMGP and Antero Midstream expect the transaction to close shortly after the special meeting date, subject to certain closing conditions under the documentation for the simplification transaction, including receipt of the required approvals by AMGP’s shareholders and Antero Midstream’s unitholders and the satisfaction of other closing conditions.

Important information about the simplification and the special meetings of AMGP shareholders and Antero Midstream unitholders is included in the joint proxy statement/prospectus, which has been filed with the SEC and which will be mailed on or about January 31, 2019 to all AMGP shareholders and Antero Midstream unitholders as of the record date. AMGP shareholders and Antero Midstream unitholders whose securities are held in “street name” by a bank, broker or other nominee will receive instructions from the bank, broker or other nominee that they must follow in order to have their securities voted. Most brokers offer the ability for shareholders and unitholders to submit voting instructions by mail by completing a voting instruction card, by telephone and via the internet. Any AMGP shareholders or Antero Midstream unitholders holding securities in “street name” should instruct their bank, broker or other nominee to vote their securities as soon as practicable to ensure that those securities are voted at the special meeting.

AMGP shareholders or Antero Midstream unitholders who have questions about the simplification or the special meetings, or desire additional copies of the joint proxy statement/prospectus or additional proxy cards or voting instruction forms should contact MacKenzie Partners, Inc., AMGP’s and Antero Midstream’s proxy solicitor, at: MacKenzie Partners, Inc., Toll free: (800) 322-2885, Collect: (212) 929-5500.

About Antero Midstream and AMGP

Antero Midstream is a limited partnership that owns, operates and develops midstream gathering and compression assets located in West Virginia and Ohio, as well as integrated water assets that primarily service Antero Resources’ properties located in West Virginia and Ohio. Holders of Antero Midstream Common Units receive a Schedule K-1 for the 2019 tax year with respect to distributions received on the common units.

AMGP is a Delaware limited partnership that has elected to be classified as an entity taxable as a corporation for U.S. federal income tax purposes.  Holders of AMGP common shares receive a Form 1099 with respect to distributions received on the common shares.  AMGP owns the general partner of Antero Midstream and indirectly owns the incentive distribution rights in Antero Midstream.

Forward-Looking Statements

This release includes “forward-looking statements” within the meaning of federal securities laws.  Such forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond Antero Midstream and AMGP’s control.  All statements, other than historical facts included in this release, are forward-looking statements.  All forward-looking statements speak only as of the date of this release and are based upon a number of assumptions.  Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include the timing of consummation of the transaction, if at all, and statements regarding the transaction. Although Antero Midstream and AMGP each believe that the plans, intentions and expectations reflected in or suggested by the forward-looking statements are reasonable, there is no assurance that the assumptions underlying these forward-looking statements will be accurate or the plans, intentions or expectations expressed herein will be achieved.  Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in such statements.  Nothing in this release is intended to constitute guidance with respect to Antero Resources.

Antero Midstream and AMGP caution you that these forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond Antero Midstream’s and AMGP’s control, incident to the gathering and processing and fresh water and waste water treatment businesses.  These risks include, but are not limited to, the expected timing and likelihood of completion of the transaction, including the ability to obtain requisite unitholder and shareholder approval and the satisfaction of the other conditions to the consummation of the proposed transaction, risks that the proposed transaction may not be consummated or the benefits contemplated therefrom may not be realized, the cost savings, tax benefits and any other synergies from the transaction may not be fully realized or may take longer to realize than expected, Antero Resources’ expected future growth, Antero Resources’ ability to meet its drilling and development plan, commodity price volatility, ability to execute Antero Midstream’s business strategy, competition and government regulations, actions taken by third-party producers, operators, processors and transporters, inflation, environmental risks, drilling and completion and other operating risks, regulatory changes, the uncertainty inherent in projecting future rates of production, cash flow and access to capital, the timing of development expenditures, and the other risks described under “Risk Factors” in Antero Midstream’s Annual Report on Form 10-K for the year ended December 31, 2017 and its subsequently filed Quarterly Reports on Form 10-Q.

No Offer or Solicitation

This communication includes a discussion of a proposed simplification transaction between Antero Midstream and AMGP. This communication is for informational purposes only and does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, in any jurisdiction, pursuant to the transaction or otherwise, nor shall there be any sale, issuance, exchange or transfer of the securities referred to in this document in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act.

Additional Information And Where To Find It

In connection with the transaction, AMGP has filed with the SEC a registration statement on Form S-4, that includes a joint proxy statement of Antero Midstream and AMGP and a prospectus of AMGP. The transaction will be submitted to Antero Midstream’s unitholders and AMGP’s shareholders for their consideration. Antero Midstream and AMGP may also file other documents with the SEC regarding the transaction. The registration statement on Form S-4 became effective on January 30, 2019, and the definitive joint proxy statement/prospectus will be delivered to Antero Midstream unitholders and AMGP shareholders of record as of January 11, 2019. This document is not a substitute for the registration statement and joint proxy statement/prospectus that has been filed with the SEC or any other documents that AMGP or Antero Midstream may file with the SEC or send to shareholders of AMGP or unitholders of Antero Midstream in connection with the transaction. INVESTORS AND SECURITY HOLDERS OF ANTERO MIDSTREAM AND AMGP ARE URGED TO READ THE REGISTRATION STATEMENT AND THE JOINT PROXY STATEMENT/PROSPECTUS REGARDING THE TRANSACTION AND ALL OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION AND RELATED MATTERS.

Investors and security holders are able to obtain free copies of the registration statement and the joint proxy statement/prospectus and all other documents filed or that will be filed with the SEC by AMGP or Antero Midstream through the website maintained by the SEC at http://www.sec.gov. Copies of documents filed with the SEC by Antero Midstream will be made available free of charge on Antero Midstream’s website at http://investors.anteromidstream.com/investor-relations/AM, under the heading “SEC Filings,” or by directing a request to Investor Relations, Antero Midstream Partners LP, 1615 Wynkoop Street, Denver, Colorado 80202, Tel. No. (303) 357-7310. Copies of documents filed with the SEC by AMGP will be made available free of charge on AMGP’s website at http://investors.anteromidstreamgp.com/Investor-Relations/AMGP or by directing a request to Investor Relations, Antero Midstream GP LP, 1615 Wynkoop Street, Denver, Colorado 80202, Tel. No. (303) 357-7310.

Participants In The Solicitation

Antero Resources, AMGP, Antero Midstream and the directors and executive officers of AMGP and Antero Midstream’s respective general partners and of Antero Resources may be deemed to be participants in the solicitation of proxies in respect to the proposed transaction.

Information regarding the directors and executive officers of Antero Midstream’s general partner is contained in Antero Midstream’s 2018 Annual Report on Form 10-K filed with the SEC on February 13, 2018, and certain of its Current Reports on Form 8-K. You can obtain a free copy of this document at the SEC’s website at http://www.sec.gov or by accessing Antero Midstream’s website at http://www.anteromidstream.com. Information regarding the executive officers and directors of AMGP’s general partner is contained in AMGP’s 2018 Annual Report on Form 10-K filed with the SEC on February 13, 2018 and certain of its Current Reports on Form 8-K. You can obtain a free copy of this document at the SEC’s website at www.sec.gov or by accessing the AMGP’s website at http://www.anteromidstream.com. Information regarding the executive officers and directors of Antero Resources is contained in Antero Resources’ 2018 Annual Report on Form 10-K filed with the SEC on February 13, 2018 and certain of its Current Reports on Form 8-K. You can obtain a free copy of this document at the SEC’s website at www.sec.gov or by accessing the AMGP’s website at http://www.anteroresources.com.

Investors may obtain additional information regarding the interests of those persons and other persons who may be deemed participants in the proposed transaction by reading the joint proxy statement/prospectus regarding the proposed transaction when it becomes available. You may obtain free copies of this document as described above.

For more information, contact Michael Kennedy — CFO of Antero Midstream at (303) 357-6782 or mkennedy@anteroresources.com.